EXHIBIT 10.11

AMENDMENT NO. 2 TO THE SPONSOR WARRANTS PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO THE SPONSOR WARRANTS PURCHASE AGREEMENT, dated as of February 25, 2021 (this “Amendment”), is entered into by and between Warrior Technologies Acquisition Company, a Delaware corporation (the “Company”), and Warrior Technologies Sponsor, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate a public offering (the “Public Offering”) of the Company’s units (the “Units”), each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (a “Share”), and one-half of one warrant, each whole warrant exercisable for one Share at an exercise price of $11.50 per Share, as set forth in the Company’s registration statement on Form S-1 related to the Public Offering (the “Registration Statement”);

WHEREAS, the Company and the Purchaser entered into a Sponsor Warrants Purchase Agreement dated as of January 15, 2021, as amended by Amendment No. 1 to The Sponsor Warrants Purchase Agreement, dated as of February 4, 2021 (as amended, the “Original Agreement”), wherein the Purchaser agreed to purchase an aggregate of 6,300,000 warrants (or up to 6,900,000 warrants if the over-allotment option in connection with the Public Offering is exercised in full); and

WHEREAS, the Company and the Purchaser desire to enter into this Amendment to amend the Original Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Article I.
AMENDMENT TO ORIGINAL AGREEMENT

Section 1.02 of the Original Agreement shall be amended and restated in its entirety as follows:

“Section 1.02         Purchase and Sale of the Sponsor Warrants.

(a)As payment in full for the 7,100,000 Sponsor Warrants being purchased under this Agreement, Purchaser shall pay $7,100,000 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Wells Fargo Bank with Continental Stock Transfer & Trust Company acting as trustee, on the closing date of the Public Offering or such earlier date as the Company and the Purchaser shall agree.

(b)In the event that the over-allotment option is exercised in full or in part, Purchaser shall purchase up to an additional 720,000 Sponsor Warrants (the “Additional Sponsor Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, and simultaneously with such purchase of Additional Sponsor Warrants, as payment in full for the Additional Sponsor Warrants being purchased hereunder, and at least one (1) business day prior to the closing of all or any portion of the over-allotment option, Purchaser shall pay $1.00 per Additional Sponsor Warrant, up to an aggregate amount of approximately $720,000, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account.

(c)The closing of the purchase and sale of the Sponsor Warrants shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of the purchase and sale of the Additional Sponsor Warrants, if applicable, shall take place simultaneously with the closing of all or any portion of the over-allotment option (such closing date, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closing of the purchase and sale of each of the Sponsor Warrants and the Additional Sponsor Warrants shall take place at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas, 77002, or such other place as may be agreed upon by the parties hereto.”

Article II.
Miscellaneous

Section 2.01         Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Amendment by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.

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Section 2.02         Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

Section 2.03         Counterparts. This Amendment may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

Section 2.04         Descriptive Headings; Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a substantive part of this Amendment. The use of the word “including” in this Amendment shall be by way of example rather than by limitation.

Section 2.05         Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of the State of Delaware.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first set forth above.

COMPANY:

WARRIOR TECHNOLOGIES ACQUISITION COMPANY

By:	/s/ H.H. “Tripp” Wommack III
Name:	H.H. “Tripp” Wommack III
Title:	President, Chairman, Chief Executive Officer and Chief Financial Officer

WARRIOR TECHNOLOGIES SPONSOR, LLC

By:	Anchor Energy Partners, LLC,
its managing member

By:	/s/ H.H. “Tripp” Wommack III
Name:	H.H. “Tripp” Wommack III
Title:	President, CEO

[Signature Page to Amendment No. 2 to Sponsor Warrants Purchase Agreement]